OppFi Exceeds First Quarter 2024 Guidance, Raises Full-Year Earnings Outlook Total revenue increased 5.8% year over year to $127.3 million Net income increased 157.8% year over year to $10.1 million Adjusted net income increased 127.8% year over year to $8.8 million Basic and Diluted EPS of $0.29 and $0.10, respectively Adjusted EPS increased 123.0% year over year to $0.10 Unrestricted cash of $47.2 million and total receivable funding capacity of $613.7 million at the end of the first quarter of 2024 Annualized net charge-off rate as a percentage of total revenue decreased 110 basis points year over year to 47.9% Total revenue yield increased by 350 basis points year over year to 129.5% Adjusted EPS guidance for full-year 2024 increased to $0.58 to $0.62 from $0.53 to $0.57 CHICAGO, May 8, 2024— OppFi Inc. (NYSE: OPFI) (“OppFi” or the “Company”), a tech-enabled, mission- driven specialty finance platform that broadens the reach of community banks to extend credit access to everyday Americans, today reported financial results for the first quarter ended March 31, 2024. “We’re very pleased to report first quarter 2024 results, which significantly exceeded our earnings guidance and enabled us to raise our full-year earnings outlook commensurately,” said Todd Schwartz, Chief Executive Officer and Executive Chairman of OppFi. “Our profitability accelerated to end the quarter with a strong tax refund season, and we continue to experience favorable credit trends in our portfolio.” “Our balance sheet was further strengthened by solid free cash flow generation, with unrestricted cash growing by 48.4% sequentially to $47.2 million,” concluded Schwartz. “We believe we are well-positioned to achieve our long- term strategic objectives, while also returning value to stockholders as demonstrated by the recent special dividend and our new share repurchase program.”

Financial Summary

The following tables present a summary of OppFi's results for the three months ended March 31, 2024 and 2023.

(in thousands, except per share data) Unaudited	Three Months Ended March 31,		Change
	2024	2023	%
Total revenue	$ 127,343	$ 120,374	5.8 %
Net income	$ 10,131	$ 3,930	157.8 %
Adjusted net income[1,2]	$ 8,781	$ 3,855	127.8 %
Basic EPS	$ 0.29	$ 0.02	1341.4 %
Diluted EPS[3]	$ 0.10	$ 0.02	424.7 %
Adjusted EPS[1,2,3]	$ 0.10	$ 0.05	123.0 %

(1) Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See "Reconciliation of Non-GAAP Financial Measures" below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures.
(2) Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization.
(3) Shares of Class V common stock that are exchangeable into shares of Class A common stock as a result of OppFi's Up-C structure are excluded from the diluted shares calculation in any period in which OppFi reports a loss because the inclusion would be antidilutive.

First Quarter Key Performance Metrics

The following tables represent key quarterly metrics.

(in thousands) Unaudited	As of and for the Three Months Ended,		
	March 31, 2024	December 31, 2023	March 31, 2023
Total net originations[a]	$ 163,496	$ 191,932	$ 159,596
Total retained net originations[a]	$ 152,512	$ 181,652	$ 155,643
Ending receivables[b]	$ 371,386	$ 416,463	$ 369,715
% of Originations by bank partners	100 %	100 %	95 %
Net charge-offs as % of total revenue[c]	48 %	46 %	49 %
Net charge-offs as % of average receivables, annualized[c]	62 %	59 %	62 %
Average yield, annualized[d]	130 %	127 %	126 %
Auto-approval rate[e]	73 %	73 %	70 %

a. Total net originations are defined as gross originations net of transferred balance on refinanced loans, while total retained net originations are defined as the portion of total net originations with respect to which the Company ultimately purchased a receivable from bank partners or originated directly.

b. Receivables are defined as the unpaid principal balances of loans at the end of the reporting period. c. Net charge-offs as a percentage of total revenue and net charge-offs as a percentage of average receivables represent total charge-offs from the period less recoveries as a percentage of total revenue and as a percentage of average receivables. Net charge-offs as a percentage of average receivables is presented as an annualized metric. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible. d. Average yield is defined as total revenue from the period as a percent of average receivables and is presented as an annualized metric. e. Auto-approval rate is calculated by taking the number of approved loans that are not decisioned by a loan processor or underwriter (auto-approval) divided by the total number of loans approved. Full Year 2024 Guidance Update • Affirm total revenue ◦ $510 million to $530 million • Raise adjusted net income ◦ $50 million to $54 million from previous range of $46 million to $49 million • Increase adjusted earnings per share ◦ $0.58 to $0.62 from previous range of $0.53 to $0.57, based on approximate weighted average diluted share count of 86.5 million Conference Call Management will host a conference call today at 9:00 a.m. ET to discuss OppFi’s financial results and business outlook. The webcast of the conference call will be made available on the Investor Relations page of the Company's website. The conference call can also be accessed with the following dial-in information: • Domestic: (800) 343-4136 • International: (203) 518-9814 • Conference ID: OPPFI An archived version of the webcast will be available on OppFi's website. About OppFi OppFi (NYSE: OPFI) is a tech-enabled, mission-driven specialty finance platform that broadens the reach of community banks to extend credit access to everyday Americans. Through a transparent and responsible lending platform, which includes financial inclusion and an excellent customer experience, the Company supports consumers, who are turned away by mainstream options, to build better financial health. OppLoans by OppFi maintains a 4.5/5.0 star rating on Trustpilot with more than 4,300 reviews, making the Company one of the top consumer-rated financial platforms online. For more information, please visit oppfi.com. Contacts: Investor Relations: investors@oppfi.com Media Relations: media@oppfi.com

Forward-Looking Statements This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “possible,” “continue,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi’s expectations with respect to its full year 2024 guidance, the future performance of OppFi’s platform, and expectations for OppFi’s growth, new products, and future financial performance. These forward-looking statements are based on OppFi’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, and tightening of credit markets on OppFi’s business; the impact of challenging macroeconomic and marketplace conditions, including lingering effects of COVID-19 on OppFi’s business; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi’s bank partners will continue to lend in California and whether OppFi’s financing sources will continue to finance the purchase of participation rights in loans originated by OppFi’s bank partners in California; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi’s business; risks related to the material weakness in OppFi’s internal controls over financial reporting; the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; risks related to evaluating and potentially consummating acquisitions; concentration risk; risks related to OppFi’s ability to comply with various covenants in its corporate and warehouse credit facilities; costs related to the business combination; changes in applicable laws or regulations; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; risks related to management transitions; risks related to the restatement of OppFi’s financial statements and any accounting deficiencies or weaknesses related thereto; and other risks and uncertainties indicated from time to time in OppFi’s filings with the United States Securities and Exchange Commission, in particular, contained in the section or sections captioned “Risk Factors.” OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Non-GAAP Financial Measures This press release includes certain non-GAAP financial measures that are unaudited and do not conform to GAAP, such as Adjusted EBT, Adjusted Net Income, and Adjusted EPS. Adjusted EBT is defined as Net Income, adjusted for (1) income tax expense; (2) change in fair value of warrant liabilities; (3) other addbacks and one-time expenses, net; and (4) other income. Adjusted Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate of 23.56% for the three months ended March 31, 2024 and a tax rate of 24.14% for the three months ended March 31, 2023, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represent shares of both classes of common stock outstanding, excluding 25,500,000 shares related to earnout obligations and including the impact of unvested restricted stock units, unvested performance stock units, and the employee stock purchase plan. Adjusted EPS is useful to investors and others because, due to OppFi’s Up-C structure, Basic EPS calculated on a GAAP basis excludes a large percentage of OppFi’s outstanding shares of common stock, which are Class V Voting Stock, and Diluted EPS calculated on a GAAP basis excludes dilutive securities, including Class V Voting Stock, in any period in which OppFi reports a loss as dilutive securities are considered to be antidilutive. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See “Reconciliation of Non-GAAP Financial Measures” below for reconciliations for OppFi's non-GAAP financial measures to the most directly comparable GAAP financial measures. A reconciliation of projected full year 2024 Adjusted Net Income and projected full year 2024 Adjusted EPS to the most directly comparable GAAP financial measures is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures.

First Quarter Results of Operations Consolidated Statements of Operations Comparison of the three months ended March 31, 2024 and 2023 The following table presents consolidated results of operations for the three months ended March 31, 2024 and 2023 (in thousands, except number of shares and per share data). Three Months Ended March 31, Change (unaudited) 2024 2023 $ % Interest and loan related income $ 126,279 $ 119,942 $ 6,337 5.3 % Other revenue 1,064 432 632 146.3 Total revenue 127,343 120,374 6,969 5.8 Change in fair value of finance receivables (64,102) (63,118) (984) 1.6 Provision for credit losses on finance receivables (27) (70) 43 (61.4) Net revenue 63,214 57,186 6,028 10.5 Expenses: Sales and marketing 8,177 9,847 (1,670) (17.0) Customer operations(a) 11,363 11,034 329 3.0 Technology, products, and analytics 9,779 9,955 (176) (1.8) General, administrative, and other(a) 17,181 11,249 5,932 52.7 Total expenses before interest expense 46,500 42,085 4,415 10.5 Interest expense 11,430 11,371 59 0.5 Total expenses 57,930 53,456 4,474 8.4 Income from operations 5,284 3,730 1,554 41.7 Change in fair value of warrant liabilities 5,171 153 5,018 3279.7 Other income 80 193 (113) (58.5) Income before income taxes 10,535 4,076 6,459 158.5 Income tax expense 404 146 258 176.7 Net income 10,131 3,930 6,201 157.8 Less: net income attributable to noncontrolling interest 4,594 3,679 915 24.9 Net income attributable to OppFi Inc. $ 5,537 $ 251 $ 5,286 2106.0 % Earnings per share attributable to OppFi Inc.: Earnings per common share: Basic $ 0.29 $ 0.02 Diluted $ 0.10 $ 0.02 Weighted average common shares outstanding: Basic 19,205,427 15,037,326 Diluted 86,243,498 15,189,895

(a) Beginning with the quarter ended March 31, 2024, for all periods presented, the company reclassified certain expenses that were previously included in general, administrative, and other expenses to customer operations expenses. Condensed Consolidated Balance Sheets Comparison as of March 31, 2024 and December 31, 2023 Unaudited (in thousands) March 31, 2024 December 31, 2023 Assets Cash and restricted cash $ 88,721 $ 73,943 Finance receivables at fair value 412,038 463,320 Finance receivables at amortized cost, net 48 110 Other assets 62,399 64,170 Total assets $ 563,206 $ 601,543 Liabilities and stockholders’ equity Accounts payable and accrued expenses $ 24,012 $ 26,448 Other liabilities 39,185 40,086 Total debt 301,024 334,116 Warrant liabilities 1,693 6,864 Total liabilities 365,914 407,514 Total stockholders’ equity 197,292 194,029 Total liabilities and stockholders’ equity $ 563,206 $ 601,543 Total cash and restricted cash increased by $14.8 million as of March 31, 2024 compared to December 31, 2023 driven by an increase in received payments relative to originations. Finance receivables at fair value decreased by $51.3 million as of March 31, 2024 compared to December 31, 2023 from lower origination volume due to seasonality. Finance receivables at amortized cost, net decreased by $0.1 million as of March 31, 2024 compared to December 31, 2023 due to the continued rundown of SalaryTap finance receivables. Other assets decreased by $1.8 million as of March 31, 2024 compared to December 31, 2023 mainly due to a decrease in property, equipment, and software of $0.6 million, a decrease in the operating lease right of use asset of $0.4 million, and a decrease in capitalized debt issuance costs of $0.4 million. Accounts payable and accrued expenses decreased by $2.4 million as of March 31, 2024 compared to December 31, 2023 driven by a decrease in accounts payable of $0.5 million and accrued expenses of $2.0 million. Other liabilities decreased by $0.9 million as of March 31, 2024 compared to December 31, 2023 driven by a decrease in the operating lease liability of $0.4 million and the tax receivable agreement liability of $0.5 million. Total debt decreased by $33.1 million as of March 31, 2024 compared to December 31, 2023 driven by a decrease in utilization of revolving lines of credit of $32.4 million and a decrease in notes payable of $0.7 million. Warrant liabilities decreased by $5.2 million due to the decrease in the valuation of the warrants as of March 31, 2024 compared to December 31, 2023. Total stockholders’ equity increased by $3.3 million as of March 31, 2024 compared to December 31, 2023 driven by net income and stock-based compensation.

Financial Capacity and Capital Resources As of March 31, 2024, OppFi had $47.2 million in unrestricted cash, an increase of $15.4 million from December 31, 2023. As of March 31, 2024, OppFi had an additional $224.7 million of unused debt capacity under its financing facilities for future availability, representing a 43% overall undrawn capacity, an increase from $192.3 million as of December 31, 2023. The increase in undrawn debt was driven primarily by a strong tax refund season that drove more on-time customer payments which improved the Company’s ability to self-fund. Including total financing commitments of $525.0 million and cash on the balance sheet of $88.7 million, OppFi had approximately $613.7 million in funding capacity as of March 31, 2024. Subsequent to the quarter ended March 31, 2024, the Company utilized $12.7 million in cash to fund the previously disclosed special dividend and special distribution.

Reconciliation of Non-GAAP Financial Measures Comparison of the three months ended March 31, 2024 and 2023 (in thousands, except share and per share data) Three Months Ended March 31, Variance (unaudited) 2024 2023 % Net income $ 10,131 $ 3,930 157.8 % Income tax expense 404 146 176.7 Other income (80) (193) (58.5) Change in fair value of warrant liabilities (5,171) (153) 3279.7 Other addbacks and one-time expenses, net(a) 6,203 1,352 358.8 Adjusted EBT(b) 11,487 5,082 126.0 Less: pro forma taxes(c) (2,706) (1,227) 120.5 Adjusted net income(b) $ 8,781 $ 3,855 127.8 % Adjusted earnings per share(b) $ 0.10 $ 0.05 Weighted average diluted shares outstanding 86,243,498 84,432,529 (a) For the three months ended March 31, 2024, other addbacks and one-time expenses, net of $6.2 million included a $2.9 million expense related to OppFi Card’s exit activities, $1.0 million in stock compensation expenses, $0.8 million in severance expenses, $0.8 million in expenses related to corporate development, and $0.7 million in expenses related to legal matters. For the three months ended March 31, 2023, other addbacks and one-time expenses, net of $1.3 million included $1.1 million in stock compensation expenses, $0.1 million in severance expenses and a $0.1 million expense related to the change in the value of the OppFi Card finance receivables held for sale. (b) Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization. (c) Assumes a tax rate of 23.56% for the three months ended March 31, 2024 and 24.14% for the three months ended March 31, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

Adjusted Earnings Per Share Three Months Ended March 31, (unaudited) 2024 2023 Weighted average Class A common stock outstanding 19,205,427 15,037,326 Weighted average Class V voting stock outstanding 91,898,193 94,742,634 Elimination of earnouts at period end (25,500,000) (25,500,000) Dilutive impact of restricted stock units 562,950 122,571 Dilutive impact of performance stock units 76,928 29,998 Weighted average diluted shares outstanding 86,243,498 84,432,529 (in thousands, except share and per share data) Three Months Ended March 31, 2024 Three Months Ended March 31, 2023 (unaudited) $ Per Share $ Per Share Weighted average diluted shares outstanding 86,243,498 84,432,529 Net income $ 10,131 $ 0.12 $ 3,930 $ 0.05 Income tax expense 404 — 146 — Other income (80) — (193) — Change in fair value of warrant liabilities (5,171) (0.06) (153) — Other addbacks and one-time expenses, net 6,203 0.07 1,352 0.02 Adjusted EBT(a) 11,487 0.13 5,082 0.06 Less: pro forma taxes (2,706) (0.03) (1,227) (0.01) Adjusted net income(a) 8,781 0.10 3,855 0.05 (a) Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization.